Exhibit 99.3

JOINT FILERS’ SIGNATURES

/s/ Timothy J. Curt	02/02/2011
TMG HOLDINGS COÖPERATIEF U.A., by Timothy J. Curt (Director)	Date
Signature of Reporting Person

/s/ Guido Nieuwenhuizen	02/02/2011
TMG HOLDINGS COÖPERATIEF U.A., by Guido Nieuwenhuizen (Director)	Date
Signature of Reporting Person

/s/ Scott A. Arenare	02/02/2011
WARBURG PINCUS (BERMUDA) PRIVATE EQUITY IX, L.P.,	Date
by Scott A. Arenare (Authorized Signatory)
Signature of Reporting Person

/s/ Timothy J. Curt	02/02/2011
WP (BERMUDA) IX PE ONE LTD.,	Date
by Timothy J. Curt (Director)
Signature of Reporting Person

/s/ Scott A. Arenare	02/02/2011
WARBURG PINCUS (BERMUDA) PRIVATE EQUITY LTD.,	Date
by Scott A. Arenare (Authorized Signatory)
Signature of Reporting Person

/s/ Scott A. Arenare	02/02/2011
WARBURG PINCUS LLC,	Date
by Scott A. Arenare (Managing Director)
Signature of Reporting Person

/s/ Scott A. Arenare	02/02/2011
Charles R. Kaye, by Scott A. Arenare (attorney-in-fact)*	Date
Signature of Reporting Person

/s/ Scott A. Arenare	02/02/2011
Joseph P. Landy, by Scott A. Arenare (attorney-in-fact)**	Date
Signature of Reporting Person

* The Power of Attorney given by Mr. Kaye was previously filed as Exhibit 24.2 with the Warburg Pincus Private Equity IX, L.P. Form 3 for Builders FirstSource, Inc., on March 3, 2006.

** The Power of Attorney given by Mr. Landy was previously filed as Exhibit 24.1 with the Warburg Pincus Private Equity IX, L.P. Form 3 for Builders FirstSource, Inc., on March 3, 2006.